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                                  EXHIBIT INDEX

         Exhibit No.                Description                     Page No.
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              99      Text of press release dated December 20, 2001.   E-1



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                                                                      Exhibit 99


                                                        LIBBEY INC.
[LIBBY LOGO]                                            300 MADISON AVE
                                                        P.O. BOX 10060
                                                        TOLEDO, OH 43699


================================================================================
N E W S  R E L E A S E


AT THE COMPANY:                     AT THE FINANCIAL RELATIONS BOARD:
---------------                     --------------------------------
KENNETH WILKES    KENNETH BOERGER   SUZY LYNDE
VP/CFO            VP/TREASURER      ANALYST INQUIRIES
(419) 325-2490    (419) 325-2279    (312) 640-6772


FOR IMMEDIATE RELEASE
THURSDAY, DECEMBER 20, 2001

FEDERAL TRADE COMMISSION AGREES TO REVISED TIMETABLE REGARDING LIBBEY'S PROPOSED
                             ANCHOR HOCKING PURCHASE


TOLEDO, OHIO, DECEMBER 20, 2001--LIBBEY INC. (NYSE: LBY) announced that the United States Federal Trade Commission (FTC) today agreed to delay filing its complaint in the United States Federal District Court challenging the legality of Libbey's proposed acquisition of the Anchor Hocking business of Newell Rubbermaid until January 4, 2002. Libbey agreed not to close the planned acquisition until after January 4, 2002, unless informed earlier by the FTC that the FTC has no objection to proceeding with closing. This delay was granted for the purpose of exploring alternatives to litigation.

Libbey Inc.:
- is a leading producer of glass tableware in North America;
- is a leading producer of tabletop products for the foodservice industry;
- exports to more than 80 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in California, Louisiana, and Ohio. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Through its Syracuse China subsidiary, the company designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Through its World Tableware subsidiary, the company imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items, principally for foodservice establishments in the United States.



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